LIONBRIDGE REPORTS Q2 REVENUE OF $123.4 MILLION AND GAAP EPS OF $0.06

Delivers 9% Sequential Quarter Revenue Growth, Increases GAAP Earnings $0.10 sequentially and Buys
Back $3.9 million of Stock; Provides Positive Outlook for Q3

WALTHAM, Mass. – August 06, 2013 - Lionbridge Technologies, Inc. (Nasdaq: LIOX), today announced financial results for the second quarter ended June 30, 2013.

Financial highlights for the second quarter include:

•	Revenue of $123.4 million, an increase of $9.7 million or 9% compared to the first quarter of 2013 and an increase of $4.2 million, or 4% year-on-year, compared to the second quarter of 2012.

•	GAAP net income of $3.5 million, or $0.06 per share, based on 62.4 million weighted average fully diluted common shares outstanding. GAAP net income increased $6.4 million, or $0.10 per share, sequentially compared to Q1 2013 and increased $1.2 million, or $0.02 per share, year-on-year compared to Q2 of 2012.

•	Non-GAAP adjusted earnings of $7.3 million or $0.12 per share. The Company defines non-GAAP adjusted earnings as net income excluding merger, restructuring and acquisition-related costs, asset impairment costs, stock-based compensation, and amortization of acquisition-related intangible assets. Please see the section of this release entitled “Non-GAAP Financial Measures” and the attached table for details and reconciliations of this measure to the comparable GAAP measure.

•	During the quarter, the Company acquired 1.3 million shares of its common stock for an aggregate purchase price of $3.9 million.

During the quarter, the Company secured several significant new customer engagements, including a global leader in luxury hotels and resorts, an international peer reviewed medical journal, a leading provider of software and services to the process industries and several large programs with a US-based contractor in Intelligence and Reconnaissance systems.

“Our positive second quarter results indicate strengthening demand across our business. Large accounts are spending again. Our new offerings are scaling. And our new business is accelerating as we deliver integrated, global crowd-in-the-cloud solutions,” said Rory Cowan, CEO of Lionbridge. “With solid revenue momentum and the benefits of our cost reduction program, we expect performance to strengthen in the second half of 2013 with ongoing expansion in 2014.”

Lionbridge provided outlook for Q3 of 2013 with estimated revenue of $118-121 million, which would reflect year-on-year growth of 5-8% as compared to Q3 of 2012.

Lionbridge management will conduct a conference call at 9:00 a.m. ET this morning to discuss financial performance for the quarter and other matters, including matters related to its future performance. To participate, callers within the United States can dial 800-857-9821 and international callers can dial 210-234-0023. The pass code for the call is “Lionbridge”. The conference call will also be available live via this link.

Non-GAAP Financial Measures
In this release, the Company’s adjusted earnings and adjusted earnings per share are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of results of operations. These measures are presented because management believes they provide additional information to investors with respect to the performance of our fundamental business activities. “Adjusted earnings” and “Adjusted Earnings per Share (EPS)” are Non-GAAP financial measures and should not be viewed as alternatives to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure for these measures are net income and diluted net income per share and has provided a reconciliation of GAAP net income to adjusted earnings and adjusted earnings per share at the end of this release.

About Lionbridge
Lionbridge enables more than 800 world-leading brands to increase international market share, speed adoption of products and effectively engage their customers in local markets worldwide. Using our innovative cloud technology platforms and our global crowd of more than 100,000 professional cloud workers, we provide translation, online marketing, global content management and application testing solutions that ensure global brand consistency, local relevancy and technical usability across all touch points of the customer lifecycle. Based in Waltham, Mass., Lionbridge maintains solution centers in 26 countries. To learn more, visit http://www.lionbridge.com.

This press release contains forward-looking statements that involve risks and uncertainties, including expected financial performance, expected revenue and profit growth, and the momentum, pace and strengthening of such growth in Q3 2013, FY 2013 and FY 2014. These forward-looking statements reflect management’s current views and Lionbridge does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law. Lionbridge’s actual experiences, actions, financial and operating results may differ materially from those discussed in the forward-looking statements. Factors that might cause such a difference include Lionbridge’s ability to provide and maintain high quality services at a competitive price and related customer satisfaction with such service delivery; the loss of or reduction in demand from one or more major client or customer, which would materially affect Lionbridge’s business; Lionbridge’s ability to expand its relationships with existing clients; the cost and timing of cost reduction and restructuring activities; Lionbridge’s ability to broaden its client base; the Company’s dependence on clients’ product releases, production schedules and procurement strategies to generate revenues; the Company’s ability to attract and integrate new operational leadership; the anticipated benefits of expansion of global language workflow technologies; the impact of competing language technology on the Company’s existing customer relationships and ability to secure new customers; the ability of Lionbridge to realize the expected benefits of its technology initiatives and acquisitions and the timing of the realization of such benefits; errors, interruptions or delays in SaaS-based technology, technology-enabled delivery platforms or Web hosting; breaches of security measures; risks associated with the financial aspects of the subscription model utilized in connection with the its SaaS-based technology offerings; the cost, complexity, timing and speed of continued development and enhancements technology initiatives, including customer and user acceptance of the Company’s services and technologies; the termination of customer contracts or engagements prior to the end of their term; the size, timing and recognition of revenue from clients; the ability of Lionbridge to integrate acquisitions and expand its customer relationships and the timing and success of such activities; the impact of foreign currency fluctuations on revenue, margins, costs, operating results and profitability and the Company’s ability to successfully manage this exposure through hedge instruments and other strategies; the portion of the Company’s service engagements that are subject to the impact of foreign currency fluctuations; continued uncertainty and volatility in global economic conditions that could negatively affect demand for the Company’s services and technologies; reduced demand for the Company’s services that adversely impacts Lionbridge’s future revenues, cash flows, results of operations and financial condition; Lionbridge’s ability to perform services in lower cost operational locations and the timing of its transfer of service execution to such locations, and customer acceptance of service execution in such locations; risks associated with conducting business outside of the United States, including compliance with changing and potentially conflicting laws and regulations and expenses and delays associated with any such activities; longer collection cycles in particular jurisdictions; risks associated with competition; Lionbridge’s ability to forecast revenue, profitability, technology adoption, customer demand and operating results; changes in tax rates applicable to the Company and changes to the interpretations of applicable tax rates; changes in interpretation of statutory and regulatory positions by international tax authorities in countries in which Lionbridge conducts business; changes in interpretation of employment and tax positions by U.S. state and federal authorities; the failure of Lionbridge to keep pace with technological changes or changing customer needs; the risk of claims by third parties of intellectual property claims; the ability of Lionbridge to respond to fluctuations in the complexity, timing and mix of services required by customers; and Lionbridge being held liable for defects or errors in its service offerings. For a more detailed description of the risk factors associated with Lionbridge, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent filings with the SEC (copies of which may be accessed through the SEC’s website at http://www.sec.gov.

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2013	2012	2013	2012

Revenue............................................................................	$123,407	$119,189	$237,077	$231,285
Operating expenses:
Cost of revenue (exclusive of depreciation and amortization included below) ....................................................................	84,253	80,573	166,135	158,746
Sales and marketing.......................................................	9,123	8,630	18,272	17,139
General and administrative.............................................................	19,188	19,504	38,669	38,680
Research and development.................................................	1,819	1,386	3,475	2,748
Depreciation and amortization.............................................	1,847	1,688	3,647	3,333
Amortization of acquisition-related intangible assets...................	828	545	1,656	1,025
Restructuring, impairment, and other charges............................	1,297	6,719	2,021	7,003

Total operating expenses..............................................	118,355	119,045	233,875	228,674

Income from operations..............................................................	5,052	144	3,202	2,611
Interest expense:
Interest on outstanding debt.................................................	210	182	447	372
Amortization of deferred financing costs.................................	25	25	50	50
Interest income......................................................................	13	18	39	38
Other expense, net...................................................................	592	671	884	640

Income (loss) before income taxes................................................	4,238	(716)	1,860	1,587
Provision for (benefit from) income taxes.......................................	771	(2,965)	1,363	(2,383)

Net income............................................................................	$3,467	$2,249	$497	$3,970

Net income per share of common stock:
Basic............................................................................	$0.06	$0.04	$0.01	$0.07
Diluted..........................................................................	$0.06	$0.04	$0.01	$0.07
Weighted average number of common shares outstanding:
Basic.............................................................................	60,724	58,880	60,550	58,723
Diluted..........................................................................	62,436	60,390	61,941	59,894

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Amounts in thousands)

	June 30,	December 31,
	2013	2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents.............................................	$17,642	$25,797
Accounts receivable, net of allowances of $250 at June 30, 2013 and December 31, 2012..............................................	75,157	64,152
Unbilled receivables..................................................	23,989	22,127
Other current assets....................................................	12,840	11,729

Total current assets..............................................	129,628	123,805
Property and equipment, net.................................................	19,651	19,430
Asset held for sale.......................................................	-	727
Goodwill ...................................................................	18,652	18,652
Acquisition-related intangible assets, net....................................	14,525	16,181
Other assets.......................................................	4,973	5,262

Total assets....................................................	$187,429	$184,057

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable.............................................................	$21,311	$19,897
Accrued compensation and benefits.......................................	17,104	14,885
Other accrued expenses and current liabilities ........................	29,450	27,564
Deferred revenue.............................................................	10,193	9,277

Total current liabilities.................................................	78,058	71,623
Long-term debt.............................................................	26,700	26,700
Deferred income taxes, long-term..............................................	1,143	1,143
Other long-term liabilities......................................................	13,778	15,010

Total stockholders’ equity .......................................................	67,750	69,581

Total liabilities and stockholders’ equity...........................	$187,429	$184,057

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EPS (Unaudited)
Comparison to Three and Six Months Ended June 30, 2013

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net income ................................................................	$3,467	$2,249	$497	$3,970
Amortization of acquisition-related intangible assets...................	828	545	1,656	1,025
Stock-based compensation....................................................	1,660	1,414	3,310	2,799
Restructuring and acquisition related charges..............................	1,297	2,552	2,021	2,836
Asset impairment................................................................	0	4,167	0	4,167

Adjusted earnings.........................................................	$7,252	$10,927	$7,484	$14,797

Fully diluted weighted average number of common shares outstanding	62,436	60,390	61,941	59,894
Adjusted EPS	$0.12	$0.18	$0.12	$0.25